CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference our report dated February 20, 2007 in the Registration Statement (Form N-2) and related Prospectus and Statement of Additional Information of Nuveen Real Estate Income Fund filed with the Securities and Exchange Commission in this Pre-Effective Amendment No. 1 to the Registration Statement under the Securities Act of 1933.

/s/ ERNST & YOUNG LLP

Chicago, Illinois

October 25, 2007